Exhibit 99.1
Rexford Industrial Announces First Quarter 2026 Financial Results

Los Angeles, California — April 23, 2026 — Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties throughout infill Southern California, today announced financial and operating results for the first quarter of 2026.

First Quarter 2026 Financial and Operational Highlights (all comparisons to First Quarter 2025)
•Net income attributable to common stockholders of $87.9 million, or $0.38 per diluted share, as compared to $68.3 million, or $0.30 per diluted share.
•Company share of Core FFO of $139.8 million, a decrease of 0.9%.
•Company share of Core FFO per diluted share of $0.61, a decrease of 1.6%.
•Total Portfolio NOI of $185.4 million, a decrease of 4.2%.
•Same Property Portfolio NOI increased 0.9% and Same Property Portfolio Cash NOI decreased 0.4%.
•Average Same Property Portfolio occupancy of 96.3%.
•Executed 4.1 million square feet of new and renewal leases. Comparable rental rates decreased by 10.0%, compared to prior rents, on a net effective basis and decreased by 15.4% on a cash basis. Excluding the previously disclosed 1.1 million-square-foot Tireco, Inc. lease extension executed in the first quarter, comparable rental rates increased by 5.5% on a net effective basis and decreased by 1.8% on a cash basis.
•Stabilized two repositioning and development projects totaling 144,889 square feet.
•Sold five properties for a total sales price of $127.4 million, including two sites previously in the near-term development pipeline.
•Repurchased 5,534,357 shares of common stock for $200 million at a weighted average price of $36.14 per share. Subsequent to quarter end, the Board of Directors authorized a new $500 million stock repurchase program.
•Net Debt to Enterprise Value ratio of 29.2% and Net Debt to Adjusted EBITDAre of 4.5x.
•On April 1, 2026, Laura Clark assumed the role of Chief Executive Officer and John Nahas assumed the role of Chief Operating Officer as part of the Company’s previously announced leadership succession plan.
•On January 1, 2026, David Stockert was appointed as an independent member of the Board.

“Rexford delivered strong first quarter results driven by record leasing activity and continued execution of our strategic priorities,” said Laura Clark, Chief Executive Officer. “Our focus on prioritizing occupancy and accretive capital recycling drove outperformance and an increase to our full‑year outlook. We are beginning to see early signs of market improvement and remain confident that our disciplined capital allocation, differentiated portfolio and favorable long-term supply‑demand dynamics will enable sustained value creation for our shareholders.”

Financial

The Company reported net income attributable to common stockholders for the first quarter of $87.9 million, or $0.38 per diluted share, compared to $68.3 million, or $0.30 per diluted share, for the prior year quarter. Net income in the first quarter includes $26.3 million of gains on sale of real estate and $6.8 million of impairments, as compared to $13.2 million and $0, respectively, for the prior year quarter.

The Company reported its share of Core FFO for the first quarter of $139.8 million, representing a 0.9% decrease compared to $141.0 million for the prior year quarter. Core FFO of $0.61 per diluted share represents a decrease of 1.6% compared to $0.62 per diluted share for the prior year quarter. Company share of Core FFO decreased by $1.2 million, or $0.01 per diluted share year-over-year, primarily driven by higher NOI contributions from repositioning and development and Same Property Portfolio NOI, in addition to lower general and administrative expense related to the Co-CEO transition, offset by termination fee income recognized in the first quarter of 2025.

In the first quarter of 2026, Same Property Portfolio NOI and Cash NOI increased 0.9% and decreased 0.4%, respectively, compared to the prior year quarter. Same Property Portfolio NOI growth was primarily driven by higher average occupancy gains, partially offset by higher tenant reimbursement abatement. Same Property Cash NOI growth was primarily driven by contributions from average occupancy gains and annual contractual rent increases, offset by higher bad debt, lower releasing spreads and higher rent and tenant reimbursement abatement.

Operations

	Q1 2026 Leasing Activity
			Releasing Spreads(1)		Releasing Spreads Excluding Tireco, Inc. Lease Extension(2)
	# of Leases Executed	SF of Leasing	Net Effective	Cash	Net Effective	Cash
New Leases	59	1,296,230	(8.7)%	(12.8)%	(8.7)%	(12.8)%
Renewal Leases	85	2,829,822	(10.3)%	(15.9)%	11.8%	3.0%
Total Leases	144	4,126,052	(10.0)%	(15.4)%	5.5%	(1.8)%

(1)Net effective and cash rent statistics include leases in which there is comparable lease data. Please see the Company’s supplemental financial reporting package for additional detail related to leasing activity in Q1 2026.
(2)Excludes the previously disclosed 1.1 million-square-foot lease extension with Tireco, Inc. at 10545 Production Avenue executed in Q1 2026. The lease, which was originally set to expire in January 2027, was extended through April 2030 commencing on February 1, 2027. The above-market, in-place lease rate resulted in a net effective and cash releasing spread of (31.0)% and (33.5)% for the executed lease extension, respectively. This lease extension is not indicative of the Company’s projected portfolio releasing spreads given the unique size, adjacent competitive supply and lease structure. The lease includes annual contractual rental rate increases of 2.75% and three months of rent abatement in 2027, in addition to a conversion to a gross lease from a triple net lease, which enables the Company to capture the benefit from any potential reduction in real estate property taxes.

As of March 31, 2026, the Company’s Same Property Portfolio ending occupancy was 96.1%. Average Same Property Portfolio occupancy for the first quarter was 96.3%. The Company’s total portfolio, excluding repositioning and development assets, was 95.2% occupied and 95.8% leased. The Company’s total portfolio, including repositioning and development assets, was 90.7% occupied and 91.3% leased. The Company’s improved land and industrial outdoor storage (IOS) sites, totaling approximately 8.3 million square feet or 189.7 acres, were 92.8% leased as of March 31, 2026.

Repositionings and Developments

During the first quarter of 2026, the Company leased one 37,844-square-foot repositioning project at 1315 Storm Parkway.

During the first quarter, the Company stabilized two repositioning and development projects, totaling 144,889 square feet, representing a total investment of $48.6 million. The projects achieved a weighted average stabilized return on cost of 5.3%.

Dispositions

During the first quarter of 2026, as previously disclosed, the Company disposed of five properties, totaling 314,693 square feet, for an aggregate sales price of $127.4 million, including two sites previously in the near-term development pipeline.

Subsequent to quarter end, the Company disposed of one property previously in the near-term development pipeline:

•423-424 Berry Way, Brea, in the Orange County–North submarket for $16.5 million, or $56 per land square foot. The 6.8-acre site was sold vacant to a merchant builder. Through this disposition, the Company expects to preserve approximately $31 million of capital spend that was associated with the development.

The Company has approximately $170 million in dispositions under contract or accepted offer, including three properties that were in the near-term development pipeline. These transactions are subject to customary due diligence and closing conditions; as such, there is no guarantee the Company will close on these transactions.

Balance Sheet
The Company ended the first quarter of 2026 with $1.3 billion of total liquidity, including $51.7 million in unrestricted cash on hand and $1.245 billion available under its unsecured revolving credit facility.

During the first quarter of 2026, the Company repurchased 5,534,357 shares of its common stock for $200 million, at a weighted average price of $36.14 per share. Subsequent to quarter end, the Company’s Board of Directors authorized a new $500 million stock repurchase program, which superseded and replaced the prior program and is authorized through April 2028. The Company has full availability under the current program.

As of March 31, 2026, the Company had $3.3 billion of outstanding debt, with a weighted average interest rate of 3.7%, and no floating rate debt exposure. The weighted average term-to-maturity of the Company’s outstanding debt is 3.0 years with no material debt maturities until 2027.

Dividends

On April 21, 2026, the Company’s Board of Directors authorized a dividend in the amount of $0.435 per share for the second quarter of 2026, payable in cash on July 15, 2026, to common stockholders and common unit holders of record as of June 30, 2026.

On April 21, 2026, the Company’s Board of Directors authorized a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, payable in cash on June 30, 2026, to preferred stockholders of record as of June 15, 2026.

Leadership Transition and Board of Directors

On April 1, 2026, Laura Clark assumed the role of Chief Executive Officer and John Nahas assumed the role of Chief Operating Officer as part of the Company's leadership succession plan. Clark, who was appointed to the Board on November 17, 2025, succeeds Co-Chief Executive Officers Howard Schwimmer and Michael Frankel, who departed from their roles on March 31, 2026. Schwimmer and Frankel continue to serve as directors on the Board until their terms expire at the 2026 Annual Meeting of Shareholders on May 19, 2026.

On January 1, 2026, David Stockert joined the Company's Board of Directors as an independent member and serves on Board's Audit Committee.

Guidance

The Company is updating its full year 2026 guidance as indicated below. Please refer to the Company’s supplemental information package for a complete detail of guidance and the 2026 Guidance Rollforward.

2026 Outlook	Q1 2026 Updated Guidance	Initial 2026 Guidance
Earnings
Net Income Attributable to Common Stockholders per diluted share(1)	$1.22 - $1.27	$1.15 - $1.20
Company share of Core FFO per diluted share(1)	$2.37 - $2.42	$2.35 - $2.40
Same Property Portfolio(2)
Same Property Portfolio NOI Growth - Net Effective	(2.0)% - (1.0)%	(2.5)% - (1.5)%
Same Property Portfolio NOI Growth - Cash	(1.5)% - (0.5)%	(2.0)% - (1.0)%
Average Same Property Portfolio Occupancy (Full Year)	95.1% - 95.6%	94.8% - 95.3%
Capital Allocation
Dispositions	$400M - $500M	$400M - $500M
Repositioning/Development Annualized Stabilized Cash NOI(3)	$16M - $18M	$19M - $21M
Repositioning/Development Starts (SF)	1.2M	1.1M
Repositioning/Development Starts (Total Estimated Project Costs)	$160M - $170M	$140M - $150M
Other Assumptions
General and Administrative Expenses	+/-$60M	+/-$60M
Interest Expense	+/-$112M	+/-$112M

(1) 2026 Net Income and Core FFO Guidance reflects the Company's in-place portfolio as of April 23, 2026, as well as guidance expectations related to investment activity.
(2) 2026 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned for the period from January 1, 2025 through April 23, 2026, and excludes properties that were or will be classified as repositioning or development (current and future) or lease-up during 2025 and 2026 (unless otherwise noted) ) and select buildings in “Other Repositioning.”
(3)Represents estimated annualized Cash NOI for repositioning and development projects expected to stabilize in 2026, including 1315 Storm Parkway and 12118 Bloomfield Avenue which stabilized in the first quarter.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the potential impacts related to interest rates, inflation, the economy, tariffs, geopolitical risks including impacts from the war in the Middle East, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Earnings Presentation

The Company’s supplemental financial reporting package as well as an earnings presentation are available on the Company’s investor relations website at ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call

A conference call with executive management will be held on Friday, April 24, 2026, at 11:00 a.m. Eastern Time.

To participate in the live telephone conference call, please access the following dial-in numbers at least five minutes prior to the start time using Conference ID 5314484.
1 (800) 715-9871 (for domestic callers)

1 (646) 307-1963 (for international callers)

A live webcast and replay of the conference call will also be available at ir.rexfordindustrial.com.

About Rexford Industrial

Rexford Industrial creates value by investing in, operating and repositioning industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation over the long term. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. As of March 31, 2026, Rexford Industrial’s high-quality, irreplaceable portfolio comprised 414 properties with approximately 50.4 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit rexfordindustrial.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below in the Financial Statements and Reconciliations section. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Reconciliation of Net Income to Funds From Operations and Core Funds From Operations” table, which is located in the Financial Statements and Reconciliations section below. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by the Company to be part of its on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company Share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2026 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2026 Estimate
	Low	High
Net income attributable to common stockholders	$1.22	$1.27
Company share of depreciation and amortization	1.24	1.24
Company share of impairment of real estate	0.03	0.03
Company share of gains on sale of real estate	(0.12)	(0.12)
Company share of Core FFO	$2.37	$2.42

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, gains (or losses) from property dispositions, impairment losses of depreciable operating property and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Same Property Portfolio: Our 2026 Same Property Portfolio is a subset of our total portfolio and includes properties that were wholly owned by us for the period from January 1, 2025 through March 31, 2026, and excludes (i) properties that were acquired or sold during the period from January 1, 2025 through March 31, 2026, and (ii) properties acquired prior to January 1, 2025 that were classified as repositioning/development (current and future) or lease-up during 2025 and 2026 and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods. As of March 31, 2026, our 2026 Same Property Portfolio consisted of buildings aggregating 41.7 million rentable square feet at 342 of our properties.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.

Stabilization Date — Repositioning/Development Properties: We consider a repositioning/development property to be stabilized at the earlier of the following: (i) upon rent commencement and achieving 90% occupancy or (ii) one year from the date of completion of repositioning/development construction work.

Net Debt to Enterprise Value: As of March 31, 2026, we had consolidated indebtedness of $3.3 billion, reflecting a net debt to enterprise value of approximately 29.2%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt. Our Net Debt is defined as our consolidated indebtedness less cash and cash equivalents.

Net Debt to Adjusted EBITDAre: Calculated as Net Debt divided by annualized Adjusted EBITDAre. We calculate Adjusted EBITDAre as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property, non-cash stock-based compensation expense, acquisition expenses, the pro-forma effects of dispositions and other nonrecurring expenses. We believe that Adjusted EBITDAre is helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use this measure in ratios to compare our performance to that of our industry peers. In addition, we believe Adjusted EBITDAre is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because Adjusted EBITDAre is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, Adjusted EBITDAre should not be considered an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. Adjusted EBITDAre should not be considered as an alternative to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate Adjusted EBITDAre differently than we do; accordingly, our Adjusted EBITDAre may not be comparable to such other Equity REITs’ Adjusted EBITDAre. Adjusted EBITDAre should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to Adjusted EBITDAre is set forth below in the Financial Statements and Reconciliations section.

Contact

Mikayla Lynch
Director, Investor Relations and Capital Markets
(424) 276-3454
mlynch@rexfordindustrial.com

Financial Statements and Reconciliations
Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Land	$7,562,694	$7,689,921
Buildings and improvements	4,821,492	4,677,318
Tenant improvements	205,656	198,161
Furniture, fixtures, and equipment	132	132
Construction in progress	327,029	451,109
Total real estate held for investment	12,917,003	13,016,641
Accumulated depreciation	(1,219,932)	(1,165,792)
Investments in real estate, net	11,697,071	11,850,849
Cash and cash equivalents	51,714	165,778
Loan receivable, net	123,819	123,704
Rents and other receivables, net	11,962	13,958
Deferred rent receivable, net	205,398	190,376
Deferred leasing costs, net	92,022	87,745
Deferred loan costs, net	6,382	6,886
Acquired lease intangible assets, net	130,045	140,627
Acquired indefinite-lived intangible asset	5,156	5,156
Interest rate swap assets	4,562	2,025
Other assets	20,500	25,609
Assets associated with real estate held for sale, net	48,761	—
Total Assets	$12,397,392	$12,612,713
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,247,451	$3,251,909
Interest rate swap liability	9	829
Accounts payable, accrued expenses and other liabilities	125,007	120,849
Dividends and distributions payable	102,418	103,399
Acquired lease intangible liabilities, net	110,914	116,487
Tenant security deposits	95,219	92,444
Tenant prepaid rents	82,186	88,777
Liabilities associated with real estate held for sale	482	—
Total Liabilities	3,763,686	3,774,694
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at March 31, 2026 and December 31, 2025 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at March 31, 2026 and December 31, 2025 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$0.01 par value per share, 489,950,000 authorized and 226,286,486 and 231,580,135 shares outstanding at March 31, 2026 and December 31, 2025, respectively	2,263	2,316
Additional paid in capital	8,745,875	8,945,123
Cumulative distributions in excess of earnings	(651,692)	(642,130)
Accumulated other comprehensive loss	2,887	(422)
Total stockholders’ equity	8,255,009	8,460,563
Noncontrolling interests	378,697	377,456
Total Equity	8,633,706	8,838,019
Total Liabilities and Equity	$12,397,392	$12,612,713

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
REVENUES
Rental income	$242,141	$248,821
Management and leasing services	—	142
Interest income	2,937	3,324
TOTAL REVENUES	245,078	252,287
OPERATING EXPENSES
Property expenses	56,763	55,261
General and administrative	14,925	19,868
Depreciation and amortization	72,933	86,740
TOTAL OPERATING EXPENSES	144,621	161,869
OTHER (EXPENSES) INCOME
Other income	1,350	—
Other expenses	(102)	(2,239)
Interest expense	(26,600)	(27,288)
Impairment of real estate	(6,824)	—
Gains on sale of real estate	26,281	13,157
TOTAL OTHER EXPENSES	(5,895)	(16,370)
NET INCOME	94,562	74,048
Less: net income attributable to noncontrolling interests	(3,375)	(2,849)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	91,187	71,199
Less: preferred stock dividends	(2,314)	(2,314)
Less: earnings attributable to participating securities	(1,008)	(539)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$87,865	$68,346
Net income attributable to common stockholders per share – basic	$0.38	$0.30
Net income attributable to common stockholders per share – diluted	$0.38	$0.30
Weighted-average shares of common stock outstanding – basic	228,312	227,396
Weighted-average shares of common stock outstanding – diluted	228,312	227,396

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy
	March 31,
	2026	2025	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	96.9%	93.2%	370 bps
Orange County	96.4%	97.4%	(100) bps
Riverside / San Bernardino County	95.1%	97.3%	(220) bps
San Diego County	97.7%	97.9%	(20) bps
Ventura County	94.6%	91.3%	330 bps
Same Property Portfolio Weighted Average Occupancy	96.3%	94.7%	160 bps

Ending Occupancy:	96.1%	94.5%	160 bps
(1)Calculated by averaging the occupancy rate at the end of each month in 1Q-2026 and December 2025 (for 1Q-2026) and the end of each month in 1Q-2025 and December 2024 (for 1Q-2025).

Same Property Portfolio NOI and Cash NOI

	Three Months Ended March 31,
	2026	2025	$ Change	% Change
Rental income	$211,391	$207,919	$3,472	1.7%
Property expenses	47,304	45,350	1,954	4.3%
Same Property Portfolio NOI	$164,087	$162,569	$1,518	0.9%
Straight line rental revenue adjustment	(9,971)	(7,454)	(2,517)	33.8%
Above/(below) market lease revenue adjustments	(4,171)	(4,572)	401	(8.8)%
Same Property Portfolio Cash NOI	$149,945	$150,543	$(598)	(0.4)%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended March 31,
	2026	2025
Net income	$94,562	$74,048
General and administrative	14,925	19,868
Depreciation and amortization	72,933	86,740
Other expenses	102	2,239
Interest expense	26,600	27,288
Management and leasing services	—	(142)
Other income	(1,350)	—
Interest income	(2,937)	(3,324)
Impairment of real estate	6,824	—
Gains on sale of real estate	(26,281)	(13,157)
Net operating income (NOI)	$185,378	$193,560
Straight line rental revenue adjustment	(15,136)	(5,517)
Above/(below) market lease revenue adjustments	(4,647)	(9,186)
Cash NOI	$165,595	$178,857

NOI	$185,378	$193,560
Non-Same Property Portfolio rental income	(30,750)	(40,902)
Non-Same Property Portfolio property expenses	9,459	9,911
Same Property Portfolio NOI	$164,087	$162,569
Straight line rental revenue adjustment	(9,971)	(7,454)
Above/(below) market lease revenue adjustments	(4,171)	(4,572)
Same Property Portfolio Cash NOI	$149,945	$150,543

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Net income	$94,562	$74,048
Adjustments:
Depreciation and amortization	72,933	86,740
Impairment of real estate	6,824	—
Gains on sale of real estate	(26,281)	(13,157)
Funds From Operations (FFO)	$148,038	$147,631
Less: preferred stock dividends	(2,314)	(2,314)
Less: FFO attributable to noncontrolling interests(1)	(5,282)	(5,394)
Less: FFO attributable to participating securities(2)	(1,434)	(750)
Company share of FFO	$139,008	$139,173

Company Share of FFO per common share – basic	$0.61	$0.61
Company Share of FFO per common share – diluted	$0.61	$0.61

FFO	$148,038	$147,631
Adjustments:
Acquisition expenses(3)	—	79
Non-capitalizable demolition costs(3)	—	365
Severance costs(3)(4)	—	1,483
Other nonrecurring expenses(3)(5)	62	—
Core FFO	$148,100	$149,558
Less: preferred stock dividends	(2,314)	(2,314)
Less: Core FFO attributable to noncontrolling interest(1)	(5,284)	(5,461)
Less: Core FFO attributable to participating securities(2)	(744)	(760)
Company share of Core FFO	$139,758	$141,023

Company share of Core FFO per common share – basic	$0.61	$0.62
Company share of Core FFO per common share – diluted	$0.61	$0.62

Weighted-average shares of common stock outstanding – basic	228,312	227,396
Weighted-average shares of common stock outstanding – diluted	228,312	227,396
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company. On March 6, 2025, we exercised our conversion right to convert all remaining Series 2 CPOP units into OP Units.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units. For the three months ended March 31, 2026, Core FFO attributable to participating securities was adjusted to exclude $691 thousand of otherwise allocable Core FFO related solely to transition‑related restricted stock awards that were outstanding as of March 31, 2026.
(3)Amounts are included in the line item “Other expenses” in the consolidated statements of operations.
(4)Includes costs associated with workforce reduction and workforce reorganization.
(5)Reflects nonrecurring advisory service costs.

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Adjusted EBITDAre
(Unaudited and in thousands)

Three Months Ended March 31, 2026
Net income	$94,562
Interest expense	26,600
Depreciation and amortization	72,933
Impairment of real estate	6,824
Gains on sale of real estate	(26,281)
EBITDAre	$174,638
Stock-based compensation amortization	4,063
Other nonrecurring expenses	62
Pro forma effect of dispositions(1)	(206)
Adjusted EBITDAre	$178,557

(1)Represents the estimated impact on first quarter 2026 EBITDAre of first quarter 2026 dispositions as if they had been sold as of January 1, 2026.